As filed with the Securities and Exchange Commission on May 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6022	99-0156159
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

999 Bishop St., 29th Floor
Honolulu, Hawaii 96813
(808) 525-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Harrison
First Hawaiian, Inc.
999 Bishop St., 29th Floor
Honolulu, Hawaii 96813
(808) 525-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Eitel

Catherine M. Clarkin

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

(Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share

(1)          Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of shares of common stock, par value $0.01 per share, of the registrant is being registered and may from time to time be offered at indeterminate prices.

(2)          In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is electing to defer payment of all of the related registration fees.

Prospectus

Common Stock

This prospectus relates to the offer and sale from time to time of shares of common stock of First Hawaiian, Inc. that a subsidiary of BNP Paribas, our controlling stockholder as of the date of this prospectus, may offer and sell from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the BNPP selling stockholder. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus, if required. See “Plan of Distribution” for a more complete description of the ways in which the shares of common stock may be sold. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “FHB”.

Shares of our common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency or instrumentality.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 2, and, if applicable, any risk factors described in any accompanying prospectus supplement and in the documents that we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for a discussion of certain risks you should consider before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus, dated May 8, 2018

Unless we state otherwise or the context otherwise requires, references in this prospectus to:

•                                          “we”, “our”, “us”, “First Hawaiian”, “FHI” and our “company” refer to First Hawaiian, Inc., a Delaware corporation, and its consolidated subsidiaries, which include only First Hawaiian Bank and its subsidiaries, and references to “First Hawaiian, Inc.” refer to First Hawaiian, Inc. on a stand-alone basis;

•                                          our “bank” and “First Hawaiian Bank” refer to First Hawaiian Bank, a Hawaii state-chartered bank;

•                                          “BNPP” refers to BNP Paribas, a French public company and, as of the date of this prospectus, our ultimate parent company;

•                                          “BNPP selling stockholder” refers to BancWest Corporation, a Delaware corporation, which directly owns approximately 61.9% of our outstanding shares of common stock as of the date of this prospectus. BNPP indirectly owns 100% of the outstanding common stock of BWC;

i

•                                          “Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•                                          “Federal Reserve” refers to the Board of Governors of the Federal Reserve System;

•                                          “fiscal year” refers to our fiscal year, which is based on a twelve-month period ending December 31 of each year (e.g., fiscal year 2017 refers to the twelve-month period ending December 31, 2017);

•                                          the “SEC” refers to the U.S. Securities and Exchange Commission; and

•                                          our “stock” refers to our voting common stock unless otherwise specified.

We, BNPP and the BNPP selling stockholder have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, BNPP and the BNPP selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information contained in or incorporated by reference in this prospectus or in any related prospectus supplement filed by us with the SEC or any free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus includes references to information contained on, or that can be accessed through, our website at www.fhb.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, the BNPP selling stockholder may offer and sell, in one or more offerings, shares of our common stock.  We have filed the registration statement for this shelf registration process pursuant to a registration rights agreement, which we entered into with BNPP and the BNPP selling stockholder in connection with our initial public offering.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Additionally, the prospectus supplement may include a discussion of additional risk factors or other special considerations applicable to the common stock. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of a registration statement on Form S-3 filed with the SEC, does not contain all of the information set forth in the registration statement and the related exhibits and schedules. Some items are omitted in accordance with the rules and regulations of the SEC. Accordingly, we refer you to the complete registration statement, including its exhibits and schedules, for further information. Statements or summaries in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or document is filed as an exhibit to the registration statement, each statement or summary is qualified in all respects by reference to the exhibit to which the reference relates.

We are subject to the reporting requirements of the Exchange Act and, in accordance with those requirements, we are required to file reports and proxy and information statements with the SEC. You may read and copy the registration statement, including the exhibits and schedules to the registration statement, and our reports, proxy and information statements and other information filed electronically with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings with the SEC, including the registration statement, are also available to you for free on the SEC’s website at www.sec.gov, or accessible through our website under the heading “Investor Relations” at www.fhb.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that First Hawaiian can disclose important information to you by referring to those documents, and later information that First Hawaiian files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. First Hawaiian hereby incorporates by reference the following documents:

(1)                                 Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018 (our “2017 Annual Report”);

(2)                                 The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2018 that are incorporated by reference into Part III of our 2017 Annual Report;

(3)                                 Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on April 27, 2018;

(4)                                 Current Reports on Form 8-K filed with the SEC on January 9, 2018, January 26, 2018, February 12, 2018, and April 27, 2018;

(5)                                 The description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 2016 and any amendment or report filed with the SEC for the purpose of updating the description thereof (to the extent not superseded by the information contained under “Description of Capital Stock” herein); and

(6)                                 All filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K) until all the shares of the common stock to which this prospectus relates are sold or the offering is otherwise terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 999 Bishop St., 29th Floor, Honolulu, Hawaii 96813, telephone (808) 525-6268, or you may obtain them from our corporate website under the heading “Investor Relations” at www.fhb.com. Other than the information and documents referred to in this section, the information and documents contained on our website are not a part of, or incorporated by reference into, this prospectus.

Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents that we incorporate by reference into this prospectus or the accompanying prospectus supplement, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” in “Item 1A.  Risk Factors” of our 2017 Annual Report, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, and include the following:

•                                          the geographic concentration of our business;

•                                          current and future economic and market conditions in the United States generally or in Hawaii, Guam and Saipan in particular;

•                                          the effect of the current low interest rate environment or changes in interest rates on our business, including our net interest income, net interest margin, the fair value of our investment securities, and our mortgage loan originations, mortgage servicing rights and mortgage loans held for sale;

•                                          our inability to receive dividends from our bank, pay dividends to our common stockholders and satisfy obligations as they become due;

•                                          the effects of geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters;

•                                          our ability to maintain our bank’s reputation;

•                                          our ability to attract and retain skilled employees or changes in our management personnel;

•                                          our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business;

•                                          our ability to successfully develop and commercialize new or enhanced products and services;

•                                          changes in the demand for our products and services;

•                                          the effectiveness of our risk management and internal disclosure controls and procedures;

•                                          any failure or interruption of our information and communications systems;

•                                          our ability to identify and address cybersecurity risks;

•                                          the effect of a material breach of, or disruption to, the security of any of our or our vendors’ systems;

•                                          the failure to properly use and protect our customer and employee information and data;

•                                          our ability to keep pace with technological changes;

•                                          our ability to attract and retain customer deposits;

•                                          the effects of problems encountered by other financial institutions;

•                                          our access to sources of liquidity and capital to address our liquidity needs;

•                                          fluctuations in the fair value of our assets and liabilities and off-balance sheet exposures;

•                                          the effects of the failure of any component of our business infrastructure provided by a third party;

v

•                                          the impact of, and changes in, applicable laws, regulations and accounting standards and policies, including the enactment of the Tax Cuts and Jobs Act on December 22, 2017;

•                                          possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations;

•                                          our likelihood of success in, and the impact of, litigation or regulatory actions;

•                                          market perceptions associated with our separation from BNPP and other aspects of our business;

•                                          contingent liabilities and unexpected tax liabilities that may be applicable to us as a result of the transactions related to our initial public offering and separation from BNPP;

•                                          the effect of BNPP’s beneficial ownership of our outstanding common stock and the control it retains over our business;

•                                          our ability to retain service providers to perform oversight or control functions or services that have otherwise been performed in the past by affiliates of BNPP;

•                                          the costs of operating as a stand-alone public company;

•                                          our ability to meet our obligations as a public company, including our obligations under Section 404 of the Sarbanes-Oxley Act of 2002;

•                                          the fact that we are no longer an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies no longer apply to us; and

•                                          damage to our reputation from any of the factors described above.

The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, as the case may be. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

ABOUT FIRST HAWAIIAN, INC.

Company Overview

We are a bank holding company incorporated in the state of Delaware and headquartered in Honolulu, Hawaii. Our wholly-owned bank subsidiary, First Hawaiian Bank, was founded in 1858 under the name Bishop & Company and was the first successful banking partnership in the Kingdom of Hawaii and the second oldest bank formed west of the Mississippi River. As of the date of this prospectus, First Hawaiian Bank is the largest full service bank headquartered in Hawaii as measured by assets, loans, deposits and net income.

While our primary market is Hawaii, through First Hawaiian Bank, we operate a network of branches in Hawaii, Guam and Saipan. We provide a diversified range of banking services to consumer and commercial customers, including deposit products, lending services and wealth management and trust services. Through our distribution channels, we offer a variety of deposit products to our customers, including checking and savings accounts and other types of deposit accounts. We offer comprehensive commercial banking services to middle market and large Hawaii-based businesses with over $10 million of revenue, strong balance sheets and high quality collateral. We provide commercial and industrial lending, including auto dealer flooring, commercial real estate and construction lending. We also offer comprehensive consumer lending services focused on residential real estate lending, indirect auto financing and other consumer loans to individuals and small businesses through our branch, online and mobile distribution channels. Our wealth management business provides an array of trust services, private banking and investment management services. We also offer consumer and commercial credit cards and merchant processing.

We seek to develop comprehensive, long-term banking relationships by offering a diverse array of products and services, cross-selling those products and services and delivering high quality customer service. Our service culture and emphasis on repeat positive customer experiences are integral to our banking strategy and exemplified by our longstanding customer relationships.

Our Initial Public Offering and Separation from BNPP

Our stock began trading on the NASDAQ Global Select Market under the ticker symbol “FHB” on August 4, 2016. Prior to the initial public offering of our shares of common stock, we were an indirect wholly-owned subsidiary of BNPP, a large international financial institution incorporated in France and listed on the Euronext Paris exchange, with operations in Europe,  North America, including the United States, South America and parts of Africa, the Middle East and Asia. As of the date of this prospectus, BNPP beneficially owns approximately 61.9% of our outstanding shares of common stock. BNPP intends to divest itself of its controlling interest in us over time, subject to market conditions and other considerations.

Principal Offices and Additional Information

Our principal executive office is located at 999 Bishop St., 29th Floor, Honolulu, Hawaii 96813. Our telephone number is (808) 525-7000, and our website address is www.fhb.com. Our common stock is listed on the NASDAQ Global Select Market under the symbol “FHB”.

You should read this prospectus and any prospectus supplement together with the additional information contained under the heading “Where You Can Find More Information”.

THE BNPP SELLING STOCKHOLDER

As of the date of this prospectus, the BNPP selling stockholder owns 86,459,620 shares, or approximately 61.9%, of our common stock and may sell all of such shares in one or more offerings pursuant to this prospectus. We cannot advise you as to whether the BNPP selling stockholder will, in fact, sell any or all of such shares of common stock. In addition, the BNPP selling stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  For more information about the BNPP selling stockholder and our relationship with BNPP, see our 2017 Annual Report, which is incorporated by reference into this prospectus.

RISK FACTORS

Investing in our common stock involves significant risks. Before investing in any shares of our common stock offered hereby, you should consider carefully each of the risk factors set forth in “Risk Factors” in “Item 1A. Risk Factors” of our 2017 Annual Report, as supplemented and amended by any subsequent information we file with the SEC (see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus) and by any prospectus supplement we may file.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the BNPP selling stockholder pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, amended and restated bylaws, which we refer to as our bylaws, and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our certificate of incorporation and our bylaws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our certificate of incorporation and our bylaws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our certificate of incorporation and our bylaws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock. As used in this “Description of Capital Stock”, the terms “we”, “us” and “our” refer to First Hawaiian, Inc. and not to any of its consolidated subsidiaries.

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, which we refer to in this prospectus as “common stock”, 50,000,000 shares of non-voting common stock, par value $0.01 per share, which we refer to in this prospectus as “non-voting common stock”, and 10,000,000 shares of preferred stock, par value $0.01 per share, which we refer to in this prospectus as “preferred stock”. As of March 31, 2018, we had 139,601,123 shares of our common stock outstanding, and no shares of our non-voting common stock or our preferred stock were issued and outstanding. We initially reserved 6,253,385 shares of our common stock for issuance under our equity incentive and employee stock purchase plans. The authorized but unissued shares of our capital stock will be available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange and subject to BNPP’s consent pursuant to the terms of the Stockholder Agreement, by and between BNPP and First Hawaiian, Inc. All of our issued and outstanding shares of capital stock are validly issued, fully paid and non-assessable.

Common Stock and Non-Voting Common Stock

Subject to the rights and preferences granted to holders of our preferred stock then outstanding, and except with respect to voting rights, conversion rights and certain distributions of our capital stock, holders of our common stock and our non-voting common stock rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information distributed by us with respect to such meetings.

Dividends.  Holders of our common stock and non-voting common stock are equally entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock or non-voting common stock unless the shares of common stock and non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock or non-voting common stock, shares of common stock shall only be entitled to receive shares of common stock and shares of non-voting common stock shall only be entitled to receive shares of non-voting common stock. The ability of our board of directors to declare and pay dividends on our common stock and non-voting common stock is subject to the laws of the state of Delaware, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by our bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from our bank.

Voting Rights. Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast. The holders of non-voting common stock do not have any voting power and are not entitled to vote on any matter, except as otherwise required by law and as described herein. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of common stock or non-voting common stock, each voting separately as a class, as the case may be, will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of our certificate of incorporation that adversely affects the rights, preferences or privileges of the common stock or non-voting common stock, respectively, in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of our capital stock, as applicable.

Conversion of Non-Voting Common Stock. Any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of common stock at the option of the holder if such conversion is in connection with a transfer (i) that is part of a widely distributed public offering of our common stock, (ii) to an underwriter for the purpose of conducting a widely distributed public offering, (iii) that is part of a transfer of non-voting common stock not requiring registration under the Securities Act in which no one transferee (or group of associated transferees) acquires the right to purchase in excess of 2% of our common stock then outstanding (including shares already owned and pursuant to a related series of transfers), or (iv) that is part of a transaction approved by the Federal Reserve and the FDIC. We will reserve for issuance a number of shares of common stock into which all outstanding shares of non-voting common stock may be converted.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock and non-voting common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Preemptive and Other Rights. Holders of our common stock and our non-voting common stock are not entitled to any preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock or our non-voting common stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the stockholders, subject to BNPP’s consent pursuant to the terms of the Stockholder Agreement. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, but subject to BNPP’s consent pursuant to the terms of the Stockholder Agreement, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Authorized but Unissued Capital Stock

The DGCL does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. In addition, our ability to issue additional shares of capital stock is subject to BNPP’s consent pursuant to the terms of the Stockholder Agreement.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Anti-Takeover Effects of Provisions of Applicable Law and Our Certificate of Incorporation and Bylaws

Business Combination Statute. As a Delaware corporation, we are subject to Section 203 of the DGCL, unless we expressly elect not to be governed by the statute. Section 203 provides that, subject to certain exceptions specified in the law, we may not engage in any “business combination” with any “interested stockholder” for a three-year period following the time such stockholder became an interested stockholder unless:

•                                          prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares as specified in Section 203; or

•                                          at or subsequent to such time, the business combination is approved by our board of directors and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes, among other things, a merger or asset or stock sale of us or any of our majority-owned subsidiaries or any of certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Our certificate of incorporation generally excepts BNPP and all of its affiliates, and all transferees of our stock or preferred stock receiving shares from BNPP or any of its affiliates, or any affiliate of any such transferee, from the definition of interested stockholder for purposes of Section 203 of the DGCL until the occurrence of a transaction in which BNPP or its affiliates cease to collectively, as applicable, beneficially own at least 15% of the voting power of our outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement described above would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Federal Banking Law. The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The U.S. Bank Holding Company Act of 1956, as amended (the “BHC Act”), requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company”, as defined in the BHC Act, other than a bank holding company is required to obtain the approval of the Federal Reserve before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual, that controls us for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock (or any other class of our voting securities).

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our 2018 Annual Meeting was held on April 25, 2018.  The notice must contain certain information required to be provided by our bylaws.

Limits on Written Consents. Our certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.

Annual Meetings; Limits on Special Meetings. We have annual meetings of stockholders. Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the Chairperson of the Board, (iii) our Chief Executive Officer, (iv) our President and (v) prior to the date BNPP is no longer deemed to control us, BNPP.

Amendments to our Governing Documents. Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders; however, certain material amendments (including amendments with respect to provisions governing board composition and actions by written consent) require the approval of at least 75%, with such percentage to be reduced to 50% on the date that BNPP or an affiliate thereof first ceases to beneficially own at least 5% of our outstanding common stock, of the votes entitled to be cast by the outstanding capital stock in the elections of our board of directors. Any amendment to our bylaws requires the approval of either a majority of our board of directors or holders of at least 75%, with such percentage to be reduced to 50% on the date that BNPP or an affiliate thereof first ceases to beneficially own at least 5% of our outstanding common stock, of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors. Under our bylaws, the approval of a majority of our board of directors present at a meeting at which a quorum is present is also required to amend our bylaws to modify the number of directors required therein and, until such time as BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock, the number of directors on our board of directors shall not be increased or decreased without the approval of a majority the BNPP Directors on our board of directors at the time of such action. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of common stock or non-voting common stock, each voting separately as a class, as the case may be, will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of our certificate of incorporation that adversely affects the privileges, preferences or rights of our common stock or non-voting common stock, respectively, in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of our capital stock, as applicable. Any amendment to our certificate of incorporation (whether by merger, consolidation or otherwise) to increase or decrease the authorized shares of any class of common stock must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class or series, as applicable.

Sole and Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our certificate of incorporation. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the provision of our certificate of incorporation to be inapplicable or unenforceable.

Indemnification and Limitation of Liability

Our bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations. Our certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director.

Our certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.

Business Opportunities

Our certificate of incorporation provides that, to the fullest extent permitted by law, none of BNPP or any of its affiliates will have any duty to refrain from engaging in a business opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FHB”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the shares of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”, and each, an “IRA”) and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), as well as arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code (such arrangements “Non-ERISA Arrangements”, and such provisions “Similar Laws”).

THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING IN US AND TO MAKE THEIR OWN INDEPENDENT DECISION.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in shares of our common stock with a portion of the assets of any Plan or Non-ERISA Arrangement, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or Non-ERISA Arrangement and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan or Non-ERISA Arrangement including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and a prohibited transaction may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition of shares of our common stock by a Plan with respect to which we or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code for the acquisition and the disposition of the common stock, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Representation

Accordingly, by acceptance of the shares of our common stock, each purchaser or subsequent transferee of our common stock will be deemed to have represented and warranted either that (i) no portion of such purchaser’s or transferee’s assets used to acquire such shares constitutes assets of any Plan or (ii) the purchase of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The following representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997).  If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.  If any purchaser of our common stock is using assets of any Plan to acquire or hold our common stock, such purchaser will be deemed to represent that (i) none of us, the underwriters, and any of our or their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to our common stock and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to our common stock and (ii) the decision to invest in our common stock has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of the Transaction Parties; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser’s investment in our common stock and is responsible for exercising independent judgment in evaluating the investment in our common stock; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser holds our common stock hold or have under management or control total assets of at least $50 million and in the case of a Plan that is an IRA, is not the IRA owner, a beneficiary of the IRA or a relative of an owner or beneficiary of the IRA; and (e) is aware of and acknowledges that (I) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s investment in our common stock, and (II) the Transaction Parties have a financial interest in the purchaser’s investment in our common stock on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder and that it has been fairly informed of the existence and nature of such financial interests.

Responsibility for Purchase

Purchasers of our common stock have exclusive responsibility for ensuring that their acquisition and holding of our common stock does not violate the fiduciary or prohibited transaction rules of ERISA or the Code, or any similar provision of applicable Similar Laws. In addition, the foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment and whether an exemption would be applicable to the purchase of shares of our common stock.

PLAN OF DISTRIBUTION

The BNPP selling stockholder may from time to time offer and sell some or all of the shares of our common stock covered by this prospectus. Registration of the shares of our common stock covered by this prospectus does not mean that those shares of our common stock necessarily will be offered or sold.

The shares of our common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change from time to time, at prices determined by an auction process or at negotiated prices. The sales may be made by one or more, or any combination, of the following methods:

•                                          through one or more underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, on a firm commitment or best-efforts basis;

•                                          in a block trade in which a broker/dealer will attempt to sell a block of shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          through broker/dealers, who may act as agents or principals;

•                                          on the NASDAQ (including through at the market offerings);

•                                          in the over-the-counter market;

•                                          in privately negotiated transactions;

•                                          through put or call option transactions relating to the shares of our common stock;

•                                          directly to one or more purchasers; or

•                                          through agents.

This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

In effecting sales, broker/dealers engaged by the BNPP selling stockholder may arrange for other broker/dealers to participate in selling the shares. Broker/dealer transactions may include:

•                                          purchases of the shares of our common stock by a broker/dealer as principal and resales of the shares of our common stock by the broker/dealer for its account;

•                                          ordinary brokerage transactions; or

•                                          transactions in which the broker/dealer solicits purchasers on a best efforts basis.

At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will set forth the aggregate amount of shares of our common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents.  In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of our common stock covered by this prospectus.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of our common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and/or the BNPP selling stockholder may enter into agreements with the participating broker-dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the participating broker-dealers may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of our common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

The BNPP Selling Stockholder

The BNPP selling stockholder may be deemed to be an underwriter in connection with the shares it resells and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. The BNPP selling stockholder will receive all the proceeds from the sale of the shares of our common stock being sold by it pursuant to this prospectus. We will not receive any proceeds from any sales by the BNPP selling stockholder.

VALIDITY OF COMMON STOCK

Unless otherwise specified in any prospectus supplement, the validity of the common stock offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.  If counsel for any underwriters passes on legal matters in connection with an offering of the common stock, such counsel to the underwriters will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from First Hawaiian, Inc.’s Annual Report on Form 10-K, and the effectiveness of First Hawaiian, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.                          Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the estimated underwriting discounts and commissions, payable by us in connection with the distribution of the securities registered under this registration statement. All the amounts shown are estimates except the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the listing fee.

SEC registration fee	$(1)(2)
FINRA filing fee	(2)
Listing fee	(2)
Printing and engraving	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees	(2)
Miscellaneous fees and expenses	(2)
Total	$(2)

(1)         Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)         Fees and expenses are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.                          Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s bylaws provide for indemnification by the Registrant of its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions. In addition, the Registrant entered into an employment agreement with the chief executive officer of the Registrant that provides for indemnification by the Registrant of such officer to the fullest extent permitted by the DGCL, subject to the Registrant’s second amended and restated certificate of incorporation and second amended and restated bylaws.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which the Registrant may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of underwriting agreement to be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities may provide that the underwriters are obligated under certain circumstances to indemnify our directors, officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.                          Exhibits

Please refer to the “Index to Exhibits”.

Item 17.                          Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement for common stock.*

5.1	Opinion of Sullivan & Cromwell LLP**

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page to the Registration Statement)**

*               To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities.

**        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on May 8, 2018.

FIRST HAWAIIAN, INC.

By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint Robert S. Harrison and Eric K. Yeaman and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, or the Act, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert S. Harrison	Chairman of the Board and Chief Executive Officer
Robert S. Harrison	(Principal Executive Officer)	May 8, 2018

/s/ Eric K. Yeaman	President, Chief Operating Officer and Acting Chief Financial Officer
Eric K. Yeaman	(Principal Financial Officer and Principal Accounting Officer)	May 8, 2018

/s/ Matthew J. Cox	Director
Matthew J. Cox		May 8, 2018

Signature	Title	Date

/s/ W. Allen Doane	Director
W. Allen Doane		May 8, 2018

/s/ Thibault Fulconis	Director
Thibault Fulconis		May 8, 2018

/s/ Gérard Gil	Director
Gérard Gil		May 8, 2018

/s/ Jean-Milan Givadinovitch	Director
Jean-Milan Givadinovitch		May 8, 2018

/s/ J. Michael Shepherd	Director
J. Michael Shepherd		May 8, 2018

/s/ Allen B. Uyeda	Director
Allen B. Uyeda		May 8, 2018

/s/ Michel Vial	Director
Michel Vial		May 8, 2018